Vertro to Present at AGC West Coast Emerging Growth Conference on February 15, 2011

NEW YORK, NY -- (MARKET WIRE) -- 02/11/11 -- Vertro, Inc. (NASDAQ: VTRO) will be presenting on Tuesday, February 15, 2011 at the 7th Annual West Coast Emerging Growth Conference being hosted by America's Growth Capital (AGC) in San Francisco, CA. Peter Corrao, Vertro's President and CEO will be presenting a company overview to conference delegates at approximately 12:30 p.m. PT.

A copy of Mr. Corrao's presentation will be included in a Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and will be available via the Company's Investor Relations website at: http://www.vertro.com.

About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet company that owns and operates the ALOT product portfolio. Through ALOT, consumers can discover apps which they can display through three specific products: ALOT Appbar, ALOT Toolbar and ALOT Home. These apps are developed in-house and by third party app developers and are designed to enhance the way people interact with content online. ALOT has millions of users across its product portfolio. Together these users conduct high-volumes of type-in-search queries, which are monetized through third-party search and content agreements.

Source: VTRO-G

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q3 2010.

Alex Vlasto

VP, Marketing & Communications

646.253.0627

Email Contact

Source: Vertro, Inc